UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2018 (January 31, 2018)

Oaktree Strategic Income Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-01013	61-1713295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 South Grand Avenue, 28th Floor, Los Angeles, CA	90071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 830-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry into a Material Definitive Agreement.

On January 31, 2018 (the “Closing Date”), Oaktree Strategic Income Corporation (the “Company”) entered into an Amended and Restated Loan and Security Agreement (the “Loan Agreement”) with OCSI Senior Funding II LLC (formerly FS Senior Funding II LLC), the Company’s wholly-owned, special purpose financing subsidiary, as the borrower, the lenders from time to time party thereto, Citibank, N.A., as administrative agent, and Wells Fargo Bank, National Association, as collateral agent (the “Restated Citibank Facility”).

The Restated Citibank Facility permits up to $100 million of borrowings. Borrowings under the Restated Citibank Facility are subject to certain customary advance rates and accrue interest at a rate equal to the London Interbank Offered Rate (“LIBOR”) plus 1.70% per annum on broadly syndicated loans and LIBOR plus 2.25% per annum on all other eligible loans during the reinvestment period. Following termination of the reinvestment period, borrowings under the Restated Citibank Facility accrue interest at rates equal to LIBOR plus 3.50% per annum and LIBOR plus 4.00% per annum during the subsequent two years, respectively. In addition, for the duration of the reinvestment period there is a non-usage fee payable of 0.50% per annum on the undrawn amount under the Restated Citibank Facility. The non-usage fee is increased pursuant to a formula if, after the ramp up period, the advances outstanding on the Restated Citibank Facility do not exceed 70% of the aggregate commitments by lenders.

The reinvestment period under the Restated Citibank Facility ends January 30, 2021, and the final maturity date is January 31, 2023. The Restated Citibank Facility requires the Company to comply with certain affirmative and negative covenants and other customary requirements for similar credit facilities.

The foregoing description of the Restated Citibank Facility is qualified in its entirety by reference to the complete text of the Loan Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this current report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Loan and Security Agreement by and among Oaktree Strategic Income Corporation, OCSI Senior Funding II LLC, the lenders referred to therein, Citibank, N.A., and Wells Fargo Bank, National Association, dated as of January 31, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKTREE STRATEGIC INCOME CORPORATION

Date: February 1, 2018	By:	/s/ Mathew Pendo
Name: Mathew Pendo
Title: Chief Operating Officer